                             FORM OF AMENDMENT NO. 3
                                       TO
                             DISTRIBUTION AGREEMENT
                EQ FINANCIAL CONSULTANTS, INC. / CLASS IB SHARES

        FORM OF AMENDMENT NO. 3 to Distribution Agreement ("Form of Amendment No. 3"), dated as of April 30, 1999, between EQ Advisors Trust, a Delaware business trust (the "Trust") and EQ Financial Consultants, Inc., a Delaware corporation (the "Distributor").

        The Trust and the Distributor agree to modify and amend the Distribution Agreement relating to Class IB Shares dated as of April 14, 1997 (the "Original Agreement"), as amended by Amendment No. 1, dated as of December 9, 1997, and Amendment No. 2, dated as of December 31, 1998 (the Original Agreement, together with such Amendments, the "Agreement") as herein provided. All terms used in this Form of Amendment No. 3, unless defined herein to the contrary, shall have the meaning given such terms in the Agreement.

        1. New Portfolios. The Trust hereby authorizes the Distributor to participate in the distribution of Class IB Shares of the EQ/Alliance Premier Growth Portfolio, the Capital Guardian Research Portfolio, the Capital Guardian U.S. Equity Portfolio and the Capital Guardian International Portfolio (the "New Portfolios") on the terms and conditions contained in the Agreement.

        2. Duration of Agreement. This Agreement shall continue in effect until April 30, 2000 with respect to the New Portfolios and until April 14, 2000 with respect to all other Portfolios and thereafter will continue annually with respect only so long as such continuance is specifically approved at least annually either by (a) the Board of Trustees of the Trust or (b) persons having voting rights in respect of the Trust, by the vote stated in Section 11 of the Original Agreement, voted in accordance with the provisions contained in the Participation Agreement (as defined in the Original Agreement); provided, however, that in either event such continuance shall also be approved by a vote of a majority of the Trustees of the Trust who are not interested persons of any party to the Agreement, cast in person at a meeting called for the purpose of voting on such approval.

        3. Appendix A. Appendix A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class IB Shares, is hereby replaced in its entirety by Appendix A attached hereto.

        Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

        IN WITNESS WHEREOF, the parties have executed and delivered this Form of Amendment No. 3 as of the date first above set forth.


      EQ ADVISORS TRUST                     EQ FINANCIAL CONSULTANTS, INC.

      By:                                   By:
         -----------------------------         -----------------------------
         Peter D. Noris                         Michael S. Martin
         President and Trustee                  Chairman of the Board and
                                                Chief Executive Officer

                                   APPENDIX A
                                       TO
                             FORM OF AMENDMENT NO. 3
                                       TO
                             DISTRIBUTION AGREEMENT
                                 CLASS IB SHARES


                                   Portfolios
                                   ----------

Portfolios In Original Agreement:
---------------------------------

           EQ/Putnam Growth & Income Value Portfolio
           EQ/Putnam International Equity Portfolio
           EQ/Putnam Investors Growth Portfolio
           EQ/Putnam Balanced Portfolio
           Merrill Lynch World Strategy Portfolio
           Merrill Lynch Basic Value Equity Portfolio
           MFS Research Portfolio
           MFS Emerging Growth Companies Portfolio
           Morgan Stanley Emerging Markets Equity Portfolio
           T. Rowe Price International Stock Portfolio
           T. Rowe Price Equity Income Portfolio
           Warburg Pincus Small Company Value Portfolio

Portfolios Added by Amendment No. 1:
------------------------------------

           BT Equity 500 Index Portfolio
           BT International Equity Index Portfolio
           BT Small Company Index Portfolio
           JPM Core Bond Portfolio
           Lazard Small Cap Value Portfolio
           Lazard Large Cap Value Portfolio

Portfolios Added by Amendment No. 2:
------------------------------------

           EQ/Evergreen Foundation Portfolio
           EQ/Evergreen Portfolio
           MFS Growth with Income Portfolio

Portfolios Added by Form of Amendment No. 3:
--------------------------------------------

           EQ/Alliance Premier Growth Portfolio
           Capital Guardian Research Portfolio
           Capital Guardian U.S. Equity Portfolio
           Capital Guardian International Portfolio

                                       1